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                                                                       Exhibit 5


                             BAKER & BOTTS
   Austin                        L.L.P.
  Houston                   2001 ROSS AVENUE            TELEPHONE (214) 953-6500
  New York                 DALLAS, TEXAS 75201         FACSIMILE (214) 953-6503
Washington, D.C.



                                                                February 4, 1994



MESA Inc.
Mesa Operating Co.
Mesa Capital Corporation
2001 Ross Avenue, Suite 2600
Dallas, Texas  75201

      Re: Registration Statement on Form S-1 (Registration No. 033-51909) of MESA Inc., Mesa Operating Co. and Mesa Capital Corporation

Ladies and Gentlemen:

            We have acted as counsel to MESA Inc., a Texas corporation (the "Company"), Mesa Operating Co., a Delaware corporation ("MOC") and Mesa Capital Corporation, a Delaware corporation ("Capital" and, together with the Company and MOC, the "Obligors"), in connection with the above referenced Registration Statement. At your request, this opinion of counsel is being furnished to you for filing as Exhibit 5 to the Registration Statement.

            The Registration Statement relates to the offering (the "Offering") of $51,000,000 aggregate face amount (at maturity) of the 12 3/4% Secured Discount Notes due June 30, 1998 (the "New Secured Notes") of the Obligors.

            In connection therewith, we have examined and relied upon, among other items, the original or copies certified to our satisfaction of (i) the Charter and Bylaws of the Company, MOC and Capital, each as amended to date;
(ii) minutes and records of the corporate proceedings of the Obligors with respect to the Offering (iii) the Registration Statement, including all amendments thereto and all exhibits thereto; (iv) the Indenture, dated as of May 1, 1993 (the "Secured Indenture"), among the Obligors and Harris Trust & Savings Bank, as trustee, pursuant to which the New Secured Notes will be issued; (v) certificates of public officials and of representatives of the Company; (vi) statutes and (vii) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In giving such opinions we have relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.
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BAKER & BOTTS
    L.L.P.

MESA Inc.                        -2-                           February 4, 1994

               Based upon our examination as aforesaid, and subject to the limitations hereinafter set forth, we are of the opinion that:

               1. The Company has been duly incorporated and is validly existing under the laws of the State of Texas.

               2. MOC has been duly incorporated and is validly existing under the laws of the State of Delaware.

               3. Capital has been duly incorporated and is validly existing under the laws of the State of Delaware.

               4. The Secured Indenture has been duly authorized by the Obligors and constitutes a binding agreement of such Obligors.

               5. The New Secured Notes have been duly authorized by each of the Obligors and, when duly executed and delivered by each of the Obligors and authenticated by the Trustee under the Secured Indenture, all in accordance with the terms of the Secured Indenture, will constitute binding obligations of such Obligors.

               The opinions set forth in paragraphs 4 and 5 above are each subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Robert L. Stillwell, a partner of this Firm, is member of the Board of Directors of the Company and owns 26,500 shares of Common Stock of the Company. The opinions set forth above are limited to matters of Delaware, Texas and federal law as in effect on the date hereof.
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BAKER & BOTTS
    L.L.P.


MESA Inc.                      -3-                             February 4, 1994

              We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement and to the references to our Firm under the caption "Legal Opinions" in the Prospectus included in such Registration Statement.

                                             Very truly yours,